EXHIBIT 4.3

EXECUTION VERSION

INTERCREDITOR AGREEMENT

           Intercreditor Agreement (this “Agreement”), dated as of June 15, 2009, among JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Representative”) for the First Priority Secured Parties (such term, and other capitalized terms used herein but not otherwise defined, having the meaning set forth in Section 1.1 below), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and collateral trustee (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Priority Representative”) for the Second Priority Secured Parties, MOMENTIVE PERFORMANCE MATERIALS INC. a Delaware corporation (“Intermediate Holdings”), MOMENTIVE PERFORMANCE MATERIALS USA INC., a Delaware corporation (the “U.S. Borrower”), and each of the other Loan Parties party hereto.

          WHEREAS, Momentive Performance Materials Holdings Inc., a Delaware corporation, Intermediate Holdings, the U.S. Borrower, Momentive Performance Materials GmbH (f/k/a Blitz 06-103 GmbH), a company organized under the laws of Germany (the “German Borrower” and, together with the U.S. Borrower, the “Borrowers”), the First Priority Representative and certain financial institutions and other entities are parties to the Credit Agreement dated as of December 4, 2006 (the “Existing First Priority Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Borrowers; and

          WHEREAS, Intermediate Holdings and the Second Priority Representative are parties to the Indenture dated as of June 15, 2009 (the “Existing Second Priority Agreement”), pursuant to which Intermediate Holdings has issued certain notes (the “Notes”) guaranteed by the U.S. Borrower and each other Loan Party thereto; and

          WHEREAS, the U.S. Borrower and the other Loan Parties have granted to the First Priority Representative security interests in the Common Collateral as security for payment and performance of the First Priority Obligations; and

          WHEREAS, pursuant to the terms of the Existing First Priority Agreement, the U.S. Borrower and the other Loan Parties may not grant additional security interests in the Common Collateral to secure the Second Priority Obligations unless such security interests are permitted by the Existing First Priority Agreement (which requires that such security interests be subordinated to the security interests securing the First Priority Obligations on terms and conditions reasonably satisfactory to the First Priority Representative); and

          WHEREAS, the U.S. Borrower and the other Loan Parties propose to grant to the Second Priority Representative junior security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations; and

          WHEREAS, the Existing First Priority Agreement permits the grant of such junior security interests on the terms and conditions of this Agreement;

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

          SECTION 1.    Definitions.

             1.1.     Defined Terms. The following terms, as used herein, have the following meanings: “Additional Debt” has the meaning set forth in Section 9.3(b)

          “Additional First Priority Agreement” means any agreement designated as such in writing (including by addendum to this Agreement) by the First Priority Representative and the Second Priority Representative in accordance with the terms of the First Priority Agreement and Second Priority Agreement, respectively.

          “Additional Second Priority Agreement” means any agreement designated as such in writing (including by addendum to this Agreement) by the First Priority Representative and the Second Priority Representative in accordance with the terms of the First Priority Agreement and Second Priority Agreement, respectively.

              “Agreement” has the meaning set forth in the introductory paragraph hereof.

          “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

             “Borrowers” has the meaning set forth in the first WHEREAS clause of this Agreement.

          “Cash Management Obligations” means, with respect to any Loan Party or any Subsidiary thereof, the due and punctual payment and performance of all obligations of such Person in respect of cash management services (including intraday, ACH and purchasing card/T&E services) that are secured by Liens granted pursuant to any First Priority Security Documents entered into pursuant to the Existing First Priority Agreement or any Replacement First Priority Agreement in respect of the Existing First Priority Agreement.

          “Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

          “Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.

            “DIP Financing” has the meaning set forth in Section 5.2.

          “Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including the exercise of any rights of set-off or recoupment and rights to credit bid debt, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

          “Existing First Priority Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

          “Existing Second Priority Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.

          “First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreement, (b) any Additional First Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing First Priority Agreement, any Additional First Priority Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.

          “First Priority Collateral” means all assets, whether now owned or hereafter acquired by the U.S. Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation (including any Lien assigned to the First Priority Representative pursuant to Section 2.4) .

          “First Priority Creditors” means the “Lenders” as defined in the First Priority Agreement, or any Persons that are designated under the First Priority Agreement as creditors entitled to benefit from the Liens on the First Priority Collateral under the First Priority Security Documents.

          “First Priority Documents” means the First Priority Agreement, each First Priority Security Document and each First Priority Guarantee.

          “First Priority Guarantee” means any guarantee by any Loan Party or any Subsidiary thereof of any or all of the First Priority Obligations.

             “First Priority Lien” means any Lien created by the First Priority Security Documents.

          “First Priority Obligations” means (a) the due and punctual payment of (i) the principal and premium, if any, and interest (including any Post-Petition Interest) on the loans made under the First Priority Agreement, (ii) each payment required to be made by the Borrowers or any of their Subsidiaries in respect of any letter of credit or similar instrument issued under the First Priority Agreement, when and as due, including payments in respect of reimbursement of disbursements made by any “Issuing Bank” (as defined in the First Priority Agreement) with respect thereto, interest thereon and obligations to provide, under certain circumstances, cash collateral in connection therewith and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including Post-Petition Interest), of the Loan Parties or any of their Subsidiaries to the First Priority Secured Parties under the First Priority Documents, (b) all Hedging Obligations and (c) all Cash Management Obligations. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in whole or in part, or is otherwise set aside or required to be returned or paid to a debtor in possession, any Second Priority Secured Party, any receiver or any similar Person, then the obligation or part thereof originally intended to be satisfied by such payment shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

          “First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the First Priority Documents), (b) all commitments to extend credit under the First Priority Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the First Priority Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the First Priority Security Documents), and (d) the First Priority Representative has delivered a written notice to the Second Priority Representative stating that the events described in clauses (a), (b) and (c) have occurred, such notice not to be unreasonably withheld.

          “First Priority Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement First Priority Agreement, the First Priority Representative shall be the Person identified as such in such Replacement First Priority Agreement.

          “First Priority Secured Party” means (a) each First Priority Creditor (and any affiliate of such First Priority Creditor to which any Cash Management Obligation is owed), (b) each “Issuing Bank” (as defined in the First Priority Agreement), (c) the First Priority Representative, (d) each counterparty to any Swap Agreement the obligations under which constitute Hedging Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any First Priority Document and (f) the successors and assigns of each of the foregoing.

          “First Priority Security Documents” means the “Security Documents” (as defined in the Existing First Priority Agreement), and any other documents that are designated under the First Priority Agreement as “First Priority Security Documents” for purposes of this Agreement; provided that no document that is not entered into pursuant to the Existing First Priority Agreement will constitute a First Priority Security Document unless the treatment of such document as a First Priority Security Document is permitted under each First Priority Agreement then extant, including, as of the date hereof and any other date if then extant, the Existing First Priority Agreement.

             “German Borrower” has the meaning set forth in the first WHEREAS clause of this Agreement.

          “Hedging Obligations” means, with respect to any Loan Party or any Subsidiary thereof, the due and punctual payment and performance of all obligations of such Person, monetary or otherwise, under each Swap Agreement that are secured by Liens granted pursuant to any First Priority Security Document, provided that such Liens are permitted by all the First Priority Agreements to be First Priority Liens.

          “Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

             “Intermediate Holdings” has the meaning set forth in the introductory paragraph hereof.

             “JPMCB” means JPMorgan Chase Bank, N.A.

          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

          “Loan Party” means (a) the U.S. Borrower, (b) Intermediate Holdings, (c) each direct or indirect subsidiary of the Borrowers and (d) any other Person in which any of the Borrowers or any of their subsidiaries hold an ownership interest, in each case (a) through (d), that is, at any time of determination, a party to any First Priority Security Document or Second Priority Security Document. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

          “Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

          “Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable as a claim in any such Insolvency Proceeding.

             “Recovery” has the meaning set forth in Section 5.5.

             “Reorganization Securities” has the meaning set forth in Section 5.12.

          “Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement”.

          “Second Priority Agreement” means the collective reference to (a) the Existing Second Priority Agreement, (b) any Additional Second Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Second Priority Agreement, any Additional Second Priority Agreement or any other agreement or instrument referred to in this clause (c). Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.

          “Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the U.S. Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

          “Second Priority Creditors” means the Trustee and the Noteholders (as defined in the Existing Second Priority Agreement), or any Persons that are designated under the Second Priority Documents as creditors entitled to benefit from the Liens on the Second Priority Collateral under the Second Priority Security Documents.

          “Second Priority Documents” means each Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee.

          “Second Priority Guarantee” means any guarantee by any Loan Party of any or all of the Second Priority Obligations.

             “Second Priority Lien” means any Lien created by the Second Priority Security Documents.

          “Second Priority Obligations” means the due and punctual payment of (a) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement, and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including Post-Petition Interest), of the Loan Parties or any of their Subsidiaries to the Second Priority Secured Parties under the Second Priority Documents, and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in whole or in part, or is otherwise set aside or required to be paid to a debtor in possession, any First Priority Secured Party, any receiver or any similar Person, then the obligation or part thereof originally intended to be satisfied by such payment shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

          “Second Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Second Priority Representative” in any Second Priority Agreement other than the Existing Second Priority Agreement.

          “Second Priority Secured Party” means the Second Priority Representative, the Second Priority Creditors and any other holders of the Second Priority Obligations.

          “Second Priority Security Documents” means the “Security Documents” as defined in the Existing Second Priority Agreement and any documents that are designated under the Second Priority Agreement as “Second Priority Security Documents” for purposes of this Agreement.

          “Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

             “Subsidiary” has the meaning specified in the Existing First Priority Agreement.

          “Swap Agreement” means any agreement with respect to any swap, forward, future, derivative or foreign exchange spot transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Intermediate Holdings or any of the Subsidiaries shall be a Swap Agreement.

             “Trustee” means The Bank of New York Mellon Trust Company, N.A.

          “Unasserted Contingent Obligations” means, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit or similar instruments) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority

Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

          “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

             “U.S. Borrower” has the meaning set forth in the introductory paragraph hereof.

          1.2     Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time.

          1.3     Terms Generally. The definitions in this Section shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require.

          SECTION 2.   Lien Priorities.

          2.1      Subordination of Liens. (a) Any and all Liens in the Common Collateral now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any other applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

          (b)   No First Priority Secured Party or Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other, provided that nothing herein shall be construed to prevent or impair the rights of such parties to enforce this Agreement. Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured Parties, the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

          2.2       Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that a portion of the First Priority Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the First Priority Obligations, or any portion thereof, or by any amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the Second Priority Obligations, or any portion thereof.

          2.3       Agreements Regarding Actions to Perfect Liens. (a) The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Priority Representative shall be in form reasonably satisfactory to the First Priority Representative.

          (b)  The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all Second Priority Security Documents entered into on or about the date hereof shall contain the following notation: “The lien and security interest created by [this Agreement] on the property described herein is junior and subordinate, in accordance with the provisions of the Intercreditor Agreement dated as of June 15, 2009, among JPMorgan Chase Bank, N.A., as First Priority Representative, The Bank of New York Mellon Trust Company, N.A., as Second Priority Representative, Momentive Performance Materials Inc., Momentive Performance Materials USA Inc. and the other Loan Parties referred to therein, as amended from time to time, to the lien and security interest on such property created by any similar instrument now or hereafter granted to JPMorgan Chase Bank, N.A., as Administrative Agent, and its successors and assigns, in such property.” The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all other Second Priority Security Documents shall bear an identical or, in the event that the Existing First Priority Agreement is no longer extant or JPMCB shall cease to be the First Priority Representative, a substantially similar notation.

          (c)  The First Priority Representative hereby agrees that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) (or any similar concept under foreign law) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code). Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents, provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall (i) deliver to the Second Priority Representative, at the U.S. Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs; provided, however, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

          2.4       No New Liens. So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that (a) there shall be no Lien, and no Loan Party shall have any right to create any Lien, on any assets of any Loan Party securing any Second Priority Obligation if those same assets are not subject to, and do not become subject to, a Lien securing the First Priority Obligations and (b) if any Second Priority Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Second Priority Obligation which assets are not also subject to the first-priority Lien of the First Priority Representative under the First Priority Documents, then the Second Priority Representative, upon demand by the First Priority Representative, will without the need for any further consent of any other Second Priority Secured Party, notwithstanding anything to the contrary in any other Second Priority Document, either (i) release such Lien or (ii) assign it to the First Priority Representative as security for the First Priority Obligations (in which case the Second Priority Representative may retain a junior lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

          2.5       Further Assurances. Each of the First Priority Representative, for itself and on behalf of the other First Priority Secured Parties, and the Second Priority Representative, for itself and on behalf of the other Second Priority Secured Parties, and each Loan Party party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Priority Representative or the Second Priority Representative may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

          SECTION 3.   Enforcement Rights.

          3.1       Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, but subject to the proviso set forth in Section 5.1. Upon the occurrence and during the continuance of a default or an event of default under the First Priority Documents, the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion.

          3.2       Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1:

       (a)  they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;

       (b)  they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

       (c)  they have no right to (i) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

       (d)  they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents;

       (e)  they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Loan Party or any of its subsidiaries or affiliates under or with respect to any Second Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Priority Security Document or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, any Second Priority Security Document;

       (f)  they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, or attempt any action to take possession of any Common Collateral, or exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Second Priority Security Documents; and

       (g)  they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.

          3.3       Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First

Priority Liens and the First Priority Obligations) to the same extent as all other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.

             3.4       [Reserved].

          3.5       No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, or to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.

          3.6       Actions Upon Breach. (a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral, such Loan Party, with the prior written consent of the First Priority Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

          (b)  Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Common Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement, or fail to take any action required by this Agreement, any First Priority Secured Party (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from such actions of any Second Priority Secured Party may at that time be difficult to ascertain and may be irreparable and the harm to the First Priority Secured Parties may not be adequately compensated in damages and (ii) each Second Priority Secured Party waives any defense that the Loan Parties and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

          SECTION 4.    Application Of Proceeds Of Common Collateral; Dispositions And Releases Of Common Collateral; Inspection and Insurance.

          4.1       Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral resulting from any Enforcement Action or that occurs after any Event of Default (as defined in the First Priority Documents), whether or not pursuant to an Insolvency Proceeding, or during the pendency of any Insolvency Proceeding shall be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the Second Priority Representative for application in accordance with the terms of the Second Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including any Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).

          4.2       Releases of Second Priority Lien.  (a) Upon (i) any sale or other disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (including any sale or other disposition pursuant to any Enforcement Action) or (ii) any other release of Common Collateral from the Lien under the First Priority Security Documents that is permitted pursuant to the terms of the First Priority Documents, the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person.

          (b) The Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall request to evidence any release of the Second Priority Lien described in paragraph (a). The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

          4.3       Inspection Rights and Insurance.  (a) Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

          (b)  Until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party (except that the Second Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the First Priority Representative), (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

          4.4       Rights as Unsecured Creditors.  Notwithstanding anything to the contrary in this Agreement, the Second Priority Representative and the other Second Priority Secured Parties may exercise rights and remedies as unsecured creditors against Intermediate Holdings, the U.S. Borrower or any other Loan Party that has guaranteed the Second Priority Obligations in accordance with the terms of the Second Priority Documents, including the acceleration of any Indebtedness or other obligations owing under the Second Priority Documents or the demand for payment under the guarantee in respect thereof, in each case in accordance with the terms of the applicable Second Priority Documents and applicable law and not otherwise inconsistent with the terms of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any other Second Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by any Second Priority Representative or any other Second Priority Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or other collateral or (b) the enforcement in contravention of this Agreement of any Lien in respect of Second Priority Liens held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Priority Representative or the other First Priority Secured Parties may have with respect to the First Priority Collateral.

          SECTION 5.   Insolvency Proceedings.

          5.1       Filing of Motions.  Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleading or motion, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including with respect to the determination of any Liens or claims (including the validity and enforceability thereof) held by the First Priority Representative or any other First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise, provided that (a) in any Insolvency Proceeding, the Second Priority Representative may file a proof of claim or statement of interest with respect to the applicable Second Priority Liens, (b) the Second Priority Representative may take any such action (not adverse to the First Priority Liens on the Common Collateral securing the First Priority Obligations, or the rights of either the First Priority Representative or the other First Priority Secured Parties to exercise remedies in respect thereof) to the extent required to prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Liens on, the Common Collateral, (c) the Second Priority Representative may file any necessary or responsive or defensive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Second Priority Representative or any other Second Priority Secured Party and (d) the Second Priority Representative and each other Second Priority Secured Party may vote on any plan of reorganization in any Insolvency Proceeding, in each case (a) through (d) above to the extent such action is not inconsistent with, and could not result in a resolution inconsistent with, the terms of this Agreement.

          5.2       Financing Matters.  If any Loan Party becomes subject to any Insolvency Proceeding, and if the First Priority Representative (acting at the direction of the requisite First Priority Secured Parties) desires to consent (or not object) to the use of cash collateral under the Bankruptcy Code or other insolvency law or to provide financing to any Loan Party under the Bankruptcy Code or other insolvency law or to consent (or not object) to the provision of such financing (including financing that primes or takes priority over existing Liens) to any Loan Party by any third party (any such financing, “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5.4, and (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens (A) to any replacement Liens provided as adequate protection to the First Priority Secured Parties on the same terms as the Second Priority Liens are subordinated to the First Priority Liens under this Agreement and (B)(x) to the Liens securing such DIP Financing, (y) to any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties and (z) in the case of any Insolvency Proceeding outside the United States, to any administrative or other charges granted in such Insolvency Proceeding that are similar in nature to a “carve-out” and agreed to by the First Priority Representative or the other First Priority Secured Parties, in the case of each of clauses (B) (x), (y) and (z), with such subordination to be on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement).

          5.3       Relief From the Automatic Stay.  The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative.

          5.4       Adequate Protection.  The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object to, contest, or support any other Person objecting to or contesting (a) any request by the First Priority Representative or the other First Priority Secured Parties for adequate protection or any adequate protection provided to the First Priority Representative or the other First Priority Secured Parties or (b) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses, costs, charges or other amounts to the First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 5.2(b) (but subject to all other provisions of this Agreement, including Sections 5.2(a) and 5.3), in any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection that includes additional collateral (with replacement Liens on such additional collateral) in connection with any DIP Financing or use of cash collateral, then in connection with any such DIP Financing or use of cash collateral the Second Priority Representative, on behalf of itself and any of the other Second Priority Secured Parties, may seek or accept adequate protection consisting solely of a replacement Lien on the same additional collateral, subordinated to the Liens securing (1) such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), and (2) the First Priority Obligations on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the First Priority Obligations under this Agreement and (ii) in the event the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above in the form of additional collateral, then the Second Priority Representative, on behalf of itself or any of the other Second Priority Secured Parties, agrees that the First Priority Representative shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations shall be subordinated to (A) the Liens on such collateral securing the First Priority Obligations and any other Liens granted to the First Priority Secured Parties as adequate protection on the same terms that the Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement and (B) (x) the Liens on such collateral securing such DIP Financing (and all obligations relating thereto), (y) any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties and (z) in the case of any Insolvency Proceeding outside the United States, any administrative or other charges granted in any Insolvency Proceeding that are similar in nature to a “carve-out” and agreed to by the First Priority Representative or the other First Priority Secured Parties, in the case of each of clauses (B) (x), (y) and (z), with such subordination to be on the same terms as the Liens securing the First Priority Obligations are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement). The Second Priority Representative, on behalf of itself and the other Second Priority

Secured Parties, agrees that except as expressly set forth in this Section 5.4, and except for adequate protection in the form of access to information to the extent such access is also made available to the First Priority Representative on behalf of itself and the other First Priority Secured Parties, none of them shall seek or accept adequate protection without the prior written consent of the First Priority Representative.

          5.5       Avoidance Issues.  If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the bankruptcy trustee or the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date, if it shall otherwise have occurred, shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

          5.6       Asset Dispositions in an Insolvency Proceeding.  Neither the Second Priority Representative nor any other Second Priority Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or other disposition of any assets of any Loan Party that is supported by the First Priority Secured Parties, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale or other disposition of assets supported by the First Priority Secured Parties and to have released their Liens on such assets; provided, to the extent such sale is to be free and clear of Liens, that the Liens securing the First Priority Obligations and the Second Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens released on the assets sold.

          5.7       Separate Grants of Security and Separate Classification.  Each Second Priority Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Second Priority Obligations are fundamentally different from the First Priority Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one class of secured claims (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Priority Secured Parties, with the Second Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties), and that, until turned over to the First Priority Secured Parties, such amounts will be held in trust for the First Priority Secured Parties.

          5.8       No Waivers of Rights of First Priority Secured Parties.  Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party not expressly permitted hereunder, including the seeking by any Second Priority Secured Party of adequate protection (except as provided in Section 5.4) or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise.

          5.9       Plans of Reorganization.  No Second Priority Secured Party shall support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (a) pays off, in cash in full, all First Priority Obligations or (b) is accepted by the class of holders of First Priority Obligations voting thereon.

             5.10       [Reserved].

          5.11       Effectiveness in Insolvency Proceedings.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

          5.12       Reorganization Securities.  If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor (“Reorganization Securities”) are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the Second Priority Obligations, then the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. In no event shall the Second Priority Creditors be required to turn over to the First Priority Representative or any other First Priority Secured Party any Reorganization Securities to the extent the same are subject to this Section 5.12.

          5.13       Post-Petition Claims.  None of the Second Priority Representative, the Trustee or any Second Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Representative or any other First Priority Secured Party for allowance in any Insolvency Proceeding of First Priority Obligations consisting of Post-Petition Interest or indemnities to the extent of the value of the Liens in favor of the First Priority Representative and the other First Priority Secured Parties, without regard to the existence of the Liens of the Second Priority Representative on behalf of the Second Priority Secured Parties on the Common Collateral.

          SECTION 6.  Second Priority Documents and First Priority Documents.

          (a)   Each Loan Party and the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents inconsistent with or in violation of this Agreement.

          (b)   Each Loan Party and the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents inconsistent with or in violation of this Agreement.

          (c)  In the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Priority Agreements), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative and (iii) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 15 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

          SECTION 7. Reliance; Waivers; etc.

          7.1       Reliance.  The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of it itself and the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all issuances of debt and other extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative expressly waives, on behalf of itself and all the other First Priority Secured Parties, all notices of the acceptance of and reliance by the Second Priority Representative and the other Second Priority Secured Parties.

          7.2       No Warranties or Liability.  The Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

          7.3       No Waivers.  No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

          SECTION 8.   Obligations Unconditional.

          8.1       First Priority Obligations Unconditional.  All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

          (a)  any lack of validity or enforceability of any First Priority Document;

          (b)  any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

        (c)  prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or

        (d)  any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations, or of any Second Priority Secured Party, or any Loan Party, to the extent applicable, in respect of this Agreement.

          8.2       Second Priority Obligations Unconditional.  All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

           (a) any lack of validity or enforceability of any Second Priority Document;

         (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

         (c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or

         (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Priority Obligations, or of any First Priority Secured Party, or any Loan Party, to the extent applicable, in respect of this Agreement.

          SECTION 9.   Miscellaneous.

          9.1       Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.

          9.2       Continuing Nature of Provisions.  This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligations Payment Date shall have occurred, subject to Section 5.5. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Borrower or any other Loan Party on the faith hereof.

          9.3       Amendments; Waivers.  (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative and the Second Priority Representative, and, in the case of amendments or modifications of Sections 3.5, 3.6, 9.5 or 9.6 that directly affect the rights or obligations of any Loan Party, such Loan Party.

          (b)  It is understood that the First Priority Representative and the Second Priority Representative, without the consent of any other First Priority Secured Party or Second Priority Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become First Priority Obligations or Second Priority Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes First Priority Obligations or Second Priority Obligations, provided that such Additional Debt is permitted to be incurred by the First Priority Agreement and Second Priority Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as First Priority Obligations or Second Priority Obligations, as applicable.

          (c)  In addition, at the request of the U.S. Borrower or Intermediate Holdings, the First Priority Representative and the Second Priority Representative agree to enter into any amendment to this Agreement or any new intercreditor agreement in order to (1) facilitate Additional Debt becoming First Priority Obligations or Second Priority Obligations to the extent such Obligations are permitted by the First Priority Agreement and the Second Priority Agreement, with the Lien priority contemplated by such amendment, (2) document the relationship among Second Priority Creditors pursuant to different Second Priority Agreements, including, to the extent permitted under each extant First Priority Agreement and Second Priority Agreement, the treatment of the Liens securing Second Priority Obligations under any Additional Second Priority Agreement as equal and ratable with the Liens securing the Second Priority Obligations under the Existing Second Priority Agreement or any other Additional Second Priority Agreement and (3) document the relationship between the First Priority Creditors and the Second Priority Creditors in case any then existing First Priority Agreement or Second Priority Agreement is refinanced or replaced or the First Priority Representative or the Second Priority Representative is replaced, provided, that, in any case, the terms of such amendment or new agreement will contain terms substantially the same as the terms contained in this Agreement.

          9.4       Information Concerning Financial Condition of the Borrowers and the other Loan Parties.  Each of the Second Priority Representative and the First Priority Representative hereby assume responsibility for keeping itself informed of the financial condition of the Borrowers and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation, or (c) to disclose any other information.

          9.5       Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

          9.6       Submission to Jurisdiction.  (a) Each First Priority Secured Party, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment pursuant to any such action or proceeding, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any First Priority Secured Party or Second Priority Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.

          (b)  Each First Priority Secured Party, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

          (c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          9.7       Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the address of (a) each of the U.S. Borrower, JPMCB, the Trustee and the Second Priority Representative (until notice of a change thereof is delivered as provided in this Section) shall be as set forth in the First Priority Agreement or the Second Priority Agreement, as applicable, and (b) any other party shall be in care of the U.S. Borrower as so set forth in clause (a), or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

          9.8       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed, to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

          9.9       Headings.  Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          9.10       Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          9.11       Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

          9.12       WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          9.13       Additional Loan Parties.  Intermediate Holdings and the U.S. Borrower shall cause each Person that becomes a Loan Party after the date hereof (other than any such Loan Party that does not grant any Liens to secure any of the Second Priority Obligations, until such time as such Loan Party does grant any such Liens) to become a party to this Agreement by executing and delivering a supplement to this Agreement in form and substance reasonably satisfactory to the First Priority Representative and the Second Priority Representative.

          9.14       Representatives.  It is understood and agreed that JPMCB is entering into this Agreement in its capacity as administrative and collateral agent under the Existing First Priority Agreement and the provisions of Article VIII of the Existing First Priority Agreement applicable to JPMCB as administrative and collateral agent thereunder shall also apply to JPMCB as First Priority Representative hereunder.

          9.15       Subrogation.  The Second Priority Representative, for itself and on behalf of the other Second Priority Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the First Priority Obligations Payment Date has occurred; provided, however, that, as between the U.S. Borrower and the other Loan Parties, on the one hand, and the Second Priority Secured Parties, on the other hand, any such payment that is paid over to the First Priority Representative pursuant to this Agreement shall be deemed not to reduce any of the Second Priority Obligations unless and until (and then only to the extent that) the First Priority Obligations Payment Date has occurred and the First Priority Representative delivers any such payment to the Second Priority Representative.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as First Priority Representative for and on behalf of the First Priority Secured Parties by /s/ Stacey L. Haimes
Name: Stacey L. Haimes
Title: Executive Director

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Second Priority Representative for and on behalf of the Second Priority Secured Parties by /s/ Vaneta Bernard
Name: Vaneta Bernard
Title: Vice President

MOMENTIVE PERFORMANCE MATERIALS INC.,
by /s/ Anthony S. Colatrella
Name: Anthony S. Colatrella
Title: Chief Financial Officer

MOMENTIVE PERFORMANCE MATERIALS WORLDWIDE INC.,

by /s/ Anthony S. Colatrella
Name: Anthony S. Colatrella
Title: Chief Financial Officer

MOMENTIVE PERFORMANCE MATERIALS USA INC.,

by /s/ Anthony S. Colatrella
Name: Anthony S. Colatrella
Title: Chief Financial Officer

JUNIPER BOND HOLDINGS I LLC,
by Momentive Performance Materials Inc., its sole member

by /s/ Anthony S. Colatrella
Name: Anthony S. Colatrella
Title: Chief Financial Officer

JUNIPER BOND HOLDINGS II LLC,
by Momentive Performance Materials Inc., its sole member

by /s/ Anthony S. Colatrella
Name: Anthony S. Colatrella
Title: Chief Financial Officer

JUNIPER BOND HOLDINGS III LLC,
by Momentive Performance Materials Inc., its sole member

by /s/ Anthony S. Colatrella
Name: Anthony S. Colatrella
Title: Chief Financial Officer

JUNIPER BOND HOLDINGS IV LLC,
by Momentive Performance Materials Inc., its sole member

by /s/ Anthony S. Colatrella
Name: Anthony S. Colatrella
Title: Chief Financial Officer

MOMENTIVE PERFORMANCE MATERIALS QUARTZ, INC.

by /s/ Joseph P. Reyes
Name: Joseph P. Reyes
Title: Chief Financial Officer

MPM SILICONES, LLC,
by Momentive Performance Materials Inc., its sole member

by /s/ Anthony S. Colatrella
Name: Anthony S. Colatrella
Title: Chief Financial Officer

MOMENTIVE PERFORMANCE MATERIALS SOUTH AMERICA INC.,

by /s/ Anthony S. Colatrella
Name: Anthony S. Colatrella
Title: Chief Financial Officer

MOMENTIVE PERFORMANCE MATERIALS CHINA SPV INC.,

by /s/ Anthony S. Colatrella
Name: Anthony S. Colatrella
Title: Chief Financial Officer